SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2016

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 Regulation FD Disclosure.

On March 16, 2016, Dycom Industries, Inc. (the "Company") posted presentation materials in the investor relations section of the Company's website at http://www.dycomind.com. Members of the Company's management may use all or portions of these materials from time to time during the third quarter of fiscal 2016 in meetings with or when making presentations to the investment community, current or potential stakeholders and others. The presentation materials are furnished herewith as Exhibit 99.1 and will be available at the Company's website until Friday, March 25, 2016.

The presentation materials contain the financial measures of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Diluted Earnings per Common Share, and certain amounts relating to organic contract revenue, which are Non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Non-GAAP Adjusted EBITDA, defined by the Company as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items, is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income and GAAP diluted earnings per common share. Organic contract revenue is not a recognized term under GAAP and does not purport to be an alternative to GAAP contract revenue. Because all companies do not use identical calculations, the presentation of these Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. The Company believes these Non-GAAP financial measures provide information that is useful to investors because it allows for a more direct comparison of the Company's performance for the period reported with the Company's performance in prior periods. A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures is included in Exhibit 99.1.

The information in the preceding paragraphs, as well as Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, including statements regarding the outlook for the Company. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this Current Report on Form 8-K. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company's customers, the adequacy of its insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company's assets may be impaired, preliminary purchase price allocations of businesses acquired, whether the Company will achieve expected benefits and synergies of acquisitions including anticipated financial and operating results, the future impact of any dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The Company does not undertake to update forward looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Dycom Industries, Inc. Investor Presentation dated March 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 16, 2016

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary